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                                                                     EXHIBIT 3.7

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               NET.GENESIS CORP.

     net.Genesis Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation has adopted by written consent the following resolution:

           RESOLVED:  The Board of Directors of the Corporation declares it to be advisable to further amend Article FIRST of the Corporation's Fifth Amended and Restated Certificate of Incorporation, as heretofore amended (the "Charter") to change the name of the Corporation to "NetGenesis Corp."

           RESOLVED:  That the foregoing proposed amendment to the Charter (the
                      "Amendment") be submitted to the stockholders of the Corporation for their consideration.

     SECOND: That the Corporation's Fifth Amended and Restated Certificate of Incorporation be amended by deleting the current Article FIRST therefor and substituting therefor the following:

           "The name of the Corporation is NetGenesis Corp."


     THIRD: That said amendment has been consented to be authorized by the holders of a majority of the issued and outstanding capital stock entitled to vote thereon by written consent given in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.



     FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Lawrence S. Bohn, its President, and attested to by John Delea, its Secretary, this ______ day of February, 2000.


                                         _____________________________________
                                         President

Attested by:



___________________________________
Secretary